Exhibit 15.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-82318 and No. 333-83724) of Novo Nordisk A/S of our report dated 1 February 2011 relating to the Consolidated Financial Statements and the effectiveness of internal control over financial reporting, which report appears in the 2010 Annual Report on Form 20-F of Novo Nordisk A/S.

Date: 14 February 2011

PricewaterhouseCoopers
Statsautoriseret Revisionsaktieselskab
Copenhagen, Denmark